Exhibit 99.1

For further information:
David B. Ramaker, CEO
Dennis L. Klaeser, CFO
989-839-5350

Chemical Financial Corporation Reports 2017 First Quarter Operating Results
MIDLAND, MI, April 25, 2017 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2017 first quarter net income of $47.6 million, or $0.67 per diluted share, compared to 2016 fourth quarter net income of $47.2 million, or $0.66 per diluted share and 2016 first quarter net income of $23.6 million, or $0.60 per diluted share. Excluding transaction expenses and the change in fair value in loan servicing rights ("significant items"), net income in the first quarter of 2017 was $50.7 million, or $0.71 per diluted share, compared to $49.9 million, or $0.70 per diluted share, in the fourth quarter of 2016 and $25.3 million, or $0.65 per diluted share, in the first quarter of 2016.(1)
During the first quarter of 2017, significant items included transaction expenses of $4.2 million and a $0.5 million detriment to earnings due to the change in fair value in loan servicing rights, compared to transaction expenses of $18.0 million in the fourth quarter of 2016, that were partially offset by $7.4 million of net gain on the sale of branches and a $6.3 million gain due to the change in fair value in loan servicing rights. Transaction expenses for the first quarter of 2016 were $2.6 million.
"We continue to make good progress towards our goal of being the preeminent Midwest Community Bank. Our first quarter 2017 financial results yielded solid underlying operating results. Importantly, we continued to generate strong organic loan growth, exceeding $280 million in the first quarter to bring our total organic loan growth over the past twelve months to more than $1 billion. During the quarter, we fast-tracked implementation of key infrastructure initiatives including significant risk management and compliance platform upgrades, accelerating the important benefits associated with those initiatives," noted David B. Ramaker, Chief Executive Officer and President of Chemical Financial Corporation. "Our operating expense run rate in the first quarter modestly exceeded expectations and, as a factor that we can control, will continue to be an area of significant focus as we move forward in 2017."
“We continue to build a great franchise, laying a strong foundation for future growth and enhanced shareholder value. In addition, the communities and markets we serve provide an attractive economic environment in which Chemical Bank can grow and prosper, and our talented team of bankers continues to capture an increasing share and range of our customers’ financial service needs.”
The Corporation's return on average assets was 1.09% during both the first quarter of 2017 and the fourth quarter of 2016, compared to 1.02% in the first quarter of 2016. The Corporation's return on average shareholders' equity was 7.4% in both the first quarter of 2017 and the fourth quarter of 2016, compared to 9.3% in the first quarter of 2016. Excluding significant items, the Corporation's return on average assets was 1.16% during both the first quarter of 2017 and the fourth quarter of 2016, compared to 1.09% in the first quarter of 2016 and the Corporation's return on average shareholders' equity was 7.8% in both the first quarter of 2017 and the fourth quarter of 2016, compared to 9.9% in the first quarter of 2016. (2)
Net interest income was $130.1 million in the first quarter of 2017, $2.4 million, or 1.8%, lower than the fourth quarter of 2016 and $55.8 million, or 75.0%, higher than the first quarter of 2016. The decrease in net interest income in the first quarter of 2017 compared to the fourth quarter of 2016 was impacted by there being two less days in the quarter, a decrease in interest accretion from purchase accounting discounts on acquired loans and a reduction in prepayment fees recognized, partially offset by the positive impact of organic loan growth. The increase in net interest income in the first quarter of 2017 over the first quarter of 2016 was primarily attributable to loans acquired in the merger with Talmer Bancorp, Inc. ("Talmer"), although also partially attributable to organic loan growth. The Corporation experienced net organic loan growth of $282.6 million during the first quarter of 2017. The merger with Talmer added $4.88 billion of loans on August 31, 2016.
The net interest margin was 3.41% in the first quarter of 2017, compared to 3.48% in the fourth quarter of 2016 and 3.50% in the first quarter of 2016. The net interest margin (on a tax-equivalent basis) was 3.49% in the first quarter of 2017, compared to 3.56% in the fourth quarter of 2016 and 3.60% in the first quarter of 2016. (3) The decrease in the net interest margin (on a tax-equivalent basis) in the first quarter of 2017, compared to the fourth quarter of 2016, was largely attributable to lower average yields on the Corporation's loan portfolio resulting from a lower contribution of interest accretion from purchase accounting discounts on acquired loans and a reduction in prepayment fees recognized. Interest accretion from purchase accounting discounts on acquired loans contributed 12 basis points to the Corporation's net interest margin (on a tax-equivalent basis) in the first quarter of 2017, compared to 14 basis points in the fourth quarter of 2016 and three basis points in the first quarter of 2016.
The provision for loan losses was $4.1 million in the first quarter of 2017, compared to $6.3 million in the fourth quarter of 2016 and $1.5 million in the first quarter of 2016. The decrease in the provision for loan losses in the first quarter of 2017, compared to the fourth quarter of 2016, was primarily the result of overall credit quality and collateral position improvements, partially offset by organic growth in the loan portfolio. The increase in the provision for loan losses in the first quarter of 2017, compared to the first quarter of 2016, was primarily the result of an increase in organic growth in the loan portfolio.
Net loan charge-offs were $3.5 million, or 0.11% of average loans, in the first quarter of 2017, compared to $1.8 million, or 0.06% of average loans, in the fourth quarter of 2016 and $4.5 million, or 0.25% of average loans, in the first quarter of 2016. Net loan charge-offs in the first quarter of 2017 included $1.5 million of losses from one commercial loan relationship.
The Corporation's nonperforming loans totaled $47.8 million at March 31, 2017, compared to $44.3 million at December 31, 2016 and $53.4 million at March 31, 2016. Nonperforming loans comprised 0.36% of total loans at March 31, 2017, compared to 0.34% at December 31, 2016 and 0.73% at March 31, 2016. The decrease in the percentage of nonperforming loans to total loans at March 31, 2017, compared to March 31, 2016, was primarily due to $4.9 billion of total loans added as a result of the merger with Talmer, as none of these loans are classified as nonperforming after the merger date since they are recorded in loan pools at their estimated net realizable value in accordance with generally accepted accounting principles.
At March 31, 2017, the allowance for loan losses of the originated loan portfolio was $78.8 million, or 0.99% of originated loans, compared to $78.3 million, or 1.05% of originated loans, at December 31, 2016 and $70.3 million, or 1.17% of originated loans, at March 31, 2016. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 164.7% at March 31, 2017, compared to 176.5% at December 31, 2016 and 131.6% at March 31, 2016. The reduction in allowance for loan losses as a percentage of originated loans primarily reflects overall credit improvement and collateral position improvement on loans individually evaluated for impairment.
Noninterest income was $38.0 million in the first quarter of 2017, compared to $54.3 million in the fourth quarter of 2016 and $19.4 million in the first quarter of 2016. Noninterest income in the first quarter of 2017 decreased compared to the fourth quarter of 2016 primarily due to the fourth quarter 2016 net gain on the sales of the Chicago, Illinois and Las Vegas, Nevada branches totaling $7.4 million and a $5.3 million decrease in mortgage banking revenue. Mortgage banking revenue included a $519 thousand detriment to earnings due to a change in fair value in loan servicing rights in the first quarter of 2017, compared to a benefit of $6.3 million in the fourth quarter of 2016. As of January 1, 2017, the Corporation elected to account for loan servicing rights previously accounted for under the lower of cost or fair value method under the fair value measurement method. This change in accounting policy did not impact the income statement retrospectively, but resulted in a positive balance sheet adjustment to retained earnings as of January 1, 2017 in the amount of $3.7 million. Noninterest income in the first quarter of 2017 was higher than the first quarter of 2016 due primarily to incremental revenue resulting from the merger with Talmer.
Operating expenses were $104.2 million in the first quarter of 2017, compared to $114.3 million in the fourth quarter of 2016 and $58.9 million in the first quarter of 2016. Operating expenses included transaction expenses of $4.2 million in the first quarter of 2017, $18.0 million in the fourth quarter of 2016 and $2.6 million in the first quarter of 2016. Excluding these transaction expenses, operating expenses were $100.0 million in the first quarter of 2017 compared to $96.3 million in the fourth quarter of 2016 and $56.3 million in the first quarter of 2016.(4) The increase in operating expenses, excluding transaction expenses, in the first quarter of 2017, compared to the fourth quarter of 2016 was primarily due to increases in credit-related expenses of $2.2 million, mostly due to a reduction in the amount of gains on sales of other real estate, and employee benefits of $2.0 million primarily due to an increase in payroll taxes due to stock option exercises and the beginning of a new tax year. The increase in operating expenses, excluding transaction expenses, in the first quarter of 2017, compared to the first quarter of 2016, was primarily attributable to incremental expenses resulting from the merger with Talmer.
The effective tax rate was 20.5% in the first quarter of 2017, compared to 28.7% in the fourth quarter of 2016 and 29.2% in the first quarter of 2016. The decrease in the tax rate for the first quarter of 2017 compared to the prior and year ago quarters was primarily due to the tax benefit received from stock option exercises that occurred in the first quarter 2017 and growth in the Corporation's lending on real estate projects that receive either low income housing or historic tax credits.
The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The Corporation's efficiency ratio was 62.0% in the first quarter of 2017, compared to 61.2% in the fourth quarter of 2016 and 62.8% in the first quarter of 2016. The Corporation's adjusted efficiency ratio, which excludes transaction expenses, changes in fair value of the loan servicing portfolio, amortization of intangibles and net gains on sales of branches, closed branch locations and investment securities, was 57.4% in the first quarter of 2017, compared to 53.7% in the fourth quarter of 2016 and 57.6% in the first quarter of 2016. (5)
Total assets were $17.64 billion at March 31, 2017, compared to $17.36 billion at December 31, 2016 and $9.30 billion at March 31, 2016. The increase in total assets during the three months ended March 31, 2017 was primarily attributable to loan growth that was funded by a combination of organic growth in customer deposits and an increase in FHLB advances. The increase in total assets during the twelve months ended March 31, 2017 was primarily attributable to the merger with Talmer in addition to organic loan growth.
Total loans were $13.27 billion at March 31, 2017, an increase of $282.6 million, or 2.2%, from total loans of $12.99 billion at December 31, 2016 and an increase of $5.91 billion, or 80.2%, from total loans of $7.37 billion at March 31, 2016. The Corporation experienced organic loan growth of $282.6 million during the first quarter of 2017 and $1.02 billion during the twelve months ended March 31, 2017. The Corporation added $4.88 billion of loans as part of the merger with Talmer on August 31, 2016.
Total deposits were $13.13 billion at March 31, 2017, compared to $12.87 billion at December 31, 2016 and $7.65 billion at March 31, 2016. The Corporation experienced organic growth in customer deposits of $259.2 million during the first quarter of 2017. The Corporation added $5.29 billion of deposits as part of the merger with Talmer, including $403.2 million of brokered deposits. The Corporation reduced the balance of brokered deposits by $318.5 million during the period of September 30, 2016 to March 31, 2017.
Securities sold under agreements to repurchase with customers were $398.9 million at March 31, 2017, compared to $343.0 million at December 31, 2016 and $283.4 million at March 31, 2016. Short-term borrowings were $900.0 million at March 31, 2017 and $825.0 million at December 31, 2016 and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. Long-term borrowings were $490.9 million at March 31, 2017, compared to $597.8 million at December 31, 2016 and $273.7 million at March 31, 2016.
The Corporation's shareholders' equity to total assets ratio was 14.7% at March 31, 2017, compared to 14.9% at December 31, 2016 and 11.1% at March 31, 2016. The Corporation's tangible equity to tangible assets ratio and total risk-based capital ratio were 8.8% and 11.4% (estimated), respectively, at March 31, 2017 compared to 8.8% and 11.5%, respectively, at December 31, 2016 and 8.2% and 11.5%, respectively, at March 31, 2016. (6) The Corporation's book value was $36.56 per share at March 31, 2017, compared to $36.57 per share at December 31, 2016 and $26.99 per share at March 31, 2016. The Corporation's tangible book value was $20.32 per share at March 31, 2017, compared to $20.20 per share at December 31, 2016 and $19.20 per share at March 31, 2016. (7)
(1) Net income, excluding significant items, and diluted earnings per share, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measures.
(2) Return on average assets, excluding significant items, and return on average shareholders’ equity, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measures.

(3) Net interest margin, on a tax equivalent basis, is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates” for a reconciliation of net interest income used to compute net interest margin on a tax equivalent basis to the most directly comparable GAAP financial measure.
(4) Operating expenses excluding transaction expenses is a non-GAAP financial measure.
(5) Adjusted efficiency ratio is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(6) Tangible equity to tangible assets ratio is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(7) Tangible book value per share is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
Conference Call Details
Chemical Financial Corporation will host a conference call to discuss its first quarter 2017 operating results on Wednesday, April 26, 2017, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-855-490-5692 and entering 268798 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 249 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At March 31, 2017, the Corporation had total assets of $17.64 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbank.com.
Non-GAAP Financial Measures
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding transaction expenses or significant items, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity, operating expenses and the efficiency ratio. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	March 31, 2017	December 31, 2016	March 31, 2016

Assets
Cash and cash equivalents:
Cash and cash due from banks	$191,940	$237,758	$168,739
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	249,840	236,644	122,635
Total cash and cash equivalents	441,780	474,402	291,374
Investment securities:
Available-for-sale	1,275,846	1,234,964	514,015
Held-to-maturity	647,192	623,427	518,300
Total investment securities	1,923,038	1,858,391	1,032,315
Loans held-for-sale	39,123	81,830	9,667
Loans:
Total loans	13,273,392	12,990,779	7,366,885
Allowance for loan losses	(78,774)	(78,268)	(70,318)
Net loans	13,194,618	12,912,511	7,296,567
Premises and equipment	142,763	145,012	105,868
Loan servicing rights	64,604	58,315	10,478
Goodwill	1,133,534	1,133,534	286,867
Other intangible assets	38,848	40,211	25,788
Interest receivable and other assets	658,665	650,973	244,708
Total Assets	$17,636,973	$17,355,179	$9,303,632
Liabilities
Deposits:
Noninterest-bearing	$3,399,287	$3,341,520	$1,951,193
Interest-bearing	9,733,060	9,531,602	5,698,923
Total deposits	13,132,347	12,873,122	7,650,116
Interest payable and other liabilities	114,789	134,637	64,120
Securities sold under agreements to repurchase with customers	398,910	343,047	283,383
Short-term borrowings	900,000	825,000	—
Long-term borrowings	490,876	597,847	273,722
Total liabilities	15,036,922	14,773,653	8,271,341
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	71,118	70,599	38,248
Additional paid-in capital	2,194,705	2,210,762	725,531
Retained earnings	372,193	340,201	295,202
Accumulated other comprehensive loss	(37,965)	(40,036)	(26,690)
Total shareholders' equity	2,600,051	2,581,526	1,032,291
Total Liabilities and Shareholders' Equity	$17,636,973	$17,355,179	$9,303,632

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Interest Income
Interest and fees on loans	$132,485	$134,463	$74,401
Interest on investment securities:
Taxable	4,756	4,687	1,929
Tax-exempt	4,235	3,940	2,665
Dividends on nonmarketable equity securities	621	582	256
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	799	744	213
Total interest income	142,896	144,416	79,464
Interest Expense
Interest on deposits	8,916	8,866	4,059
Interest on short-term borrowings	1,658	875	100
Interest on long-term borrowings	2,225	2,228	975
Total interest expense	12,799	11,969	5,134
Net Interest Income	130,097	132,447	74,330
Provision for loan losses	4,050	6,272	1,500
Net interest income after provision for loan losses	126,047	126,175	72,830
Noninterest Income
Service charges and fees on deposit accounts	8,004	8,414	5,720
Wealth management revenue	5,827	6,034	5,201
Other charges and fees for customer services	8,891	9,981	6,392
Mortgage banking revenue	9,160	14,420	1,405
Gain on sale of investment securities	90	76	19
Gain on sale of branch offices	—	7,391	—
Other	6,038	7,948	682
Total noninterest income	38,010	54,264	19,419
Operating Expenses
Salaries, wages and employee benefits	60,248	57,631	33,890
Occupancy	7,392	7,644	4,905
Equipment and software	8,517	8,709	4,404
Merger and acquisition-related transaction expenses (transaction expenses)	4,167	18,016	2,594
Other	23,872	22,302	13,094
Total operating expenses	104,196	114,302	58,887
Income before income taxes	59,861	66,137	33,362
Income tax expense	12,257	18,969	9,757
Net Income	$47,604	$47,168	$23,605
Earnings Per Common Share:
Weighted average common shares outstanding-basic	70,628	70,171	38,198
Weighted average common shares outstanding-diluted	71,415	71,304	38,521
Basic earnings per share	$0.67	$0.67	$0.61
Diluted earnings per share	$0.67	$0.66	$0.60
Cash Dividends Declared Per Common Share	$0.27	$0.27	$0.26
Key Ratios (annualized where applicable):
Return on average assets	1.09%	1.09%	1.02%
Return on average shareholders' equity	7.4%	7.4%	9.3%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.49%	3.56%	3.60%
Efficiency ratio - GAAP	62.0%	61.2%	62.8%
Efficiency ratio - adjusted (non-GAAP)	57.4%	53.7%	57.6%

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Summary of Operations
Interest income	$142,896	$144,416	$103,562	$82,937	$79,464
Interest expense	12,799	11,969	6,753	5,442	5,134
Net interest income	130,097	132,447	96,809	77,495	74,330
Provision for loan losses	4,050	6,272	4,103	3,000	1,500
Net interest income after provision for loan losses	126,047	126,175	92,706	74,495	72,830
Noninterest income	38,010	54,264	27,770	20,897	19,419
Operating expenses, excluding transaction expenses (non-GAAP)	100,029	96,286	68,674	56,031	56,293
Transaction expenses	4,167	18,016	37,470	3,054	2,594
Income before income taxes	59,861	66,137	14,332	36,307	33,362
Income tax expense	12,257	18,969	2,848	10,532	9,757
Net income	$47,604	$47,168	$11,484	$25,775	$23,605
Significant items, net of tax	3,046	2,781	25,921	1,985	1,686
Net income, excluding significant items	$50,650	$49,949	$37,405	$27,760	$25,291

Per Common Share Data
Net income:
Basic	$0.67	$0.67	$0.23	$0.67	$0.61
Diluted	0.67	0.66	0.23	0.67	0.60
Diluted, excluding significant items (non-GAAP)	0.71	0.70	0.75	0.72	0.65
Cash dividends declared	0.27	0.27	0.27	0.26	0.26
Book value - period-end	36.56	36.57	36.37	27.45	26.99
Tangible book value - period-end	20.32	20.20	19.99	19.68	19.20
Market value - period-end	51.15	54.17	44.13	37.29	35.69

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.49%	3.56%	3.58%	3.70%	3.60%
Efficiency ratio - adjusted (non-GAAP)	57.4%	53.7%	53.2%	54.6%	57.6%
Return on average assets	1.09%	1.09%	0.37%	1.10%	1.02%
Return on average shareholders' equity	7.4%	7.4%	2.9%	10.0%	9.3%
Average shareholders' equity as a percent of average assets	14.8%	14.9%	12.7%	11.1%	11.0%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.8%	8.8%	8.7%	8.2%	8.2%
Total risk-based capital ratio (1)	11.4%	11.5%	11.1%	11.4%	11.5%
(1) Estimated at March 31, 2017.

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$13,155,846	$133,293	4.11%	$12,895,557	$135,301	4.18%	$7,299,471	$75,099	4.13%
Taxable investment securities	1,005,489	4,756	1.89	1,065,453	4,687	1.76	554,524	1,929	1.39
Tax-exempt investment securities(1)	861,508	6,495	3.02	807,093	6,047	3.00	496,304	4,100	3.30
Other interest-earning assets	103,334	621	2.44	80,202	582	2.89	39,493	256	2.61
Interest-bearing deposits with the FRB and other banks and federal funds sold	269,288	799	1.20	307,802	744	0.96	136,919	213	0.63
Total interest-earning assets	15,395,465	145,964	3.83	15,156,107	147,361	3.87	8,526,711	81,597	3.84
Less: allowance for loan losses	(78,616)			(74,822)			(73,547)
Other assets:
Cash and cash due from banks	229,203			245,613			158,277
Premises and equipment	146,044			144,652			105,959
Interest receivable and other assets	1,781,923			1,793,118			523,634
Total assets	$17,474,019			$17,264,668			$9,241,034
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,898,061	$1,018	0.14%	$2,680,241	$1,266	0.19%	$1,953,626	$468	0.10%
Savings deposits	3,842,594	1,721	0.18	3,490,972	1,263	0.14	2,048,867	389	0.08
Time deposits	2,953,069	6,177	0.85	3,209,695	6,337	0.79	1,625,573	3,202	0.79
Short-term borrowings	1,225,888	1,658	0.55	949,292	875	0.38	349,699	100	0.12
Long-term borrowings	539,032	2,225	1.67	600,066	2,228	1.41	266,022	975	1.47
Total interest-bearing liabilities	11,458,644	12,799	0.45	10,930,266	11,969	0.44	6,243,787	5,134	0.33
Noninterest-bearing deposits	3,305,201	—	—	3,622,365	—	—	1,906,896	—	—
Total deposits and borrowed funds	14,763,845	12,799	0.35	14,552,631	11,969	0.33	8,150,683	5,134	0.25
Interest payable and other liabilities	125,673			147,094			72,422
Shareholders' equity	2,584,501			2,564,943			1,017,929
Total liabilities and shareholders' equity	$17,474,019			$17,264,668			$9,241,034
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.38%			3.43%			3.51%
Net Interest Income (FTE)		$133,165			$135,392			$76,463
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.49%			3.56%			3.60%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$133,165			$135,392			$76,463
Adjustments for taxable equivalent interest (1):
Loans		(808)			(838)			(698)
Tax-exempt investment securities		(2,260)			(2,107)			(1,435)
Total taxable equivalent interest adjustments		(3,068)			(2,945)			(2,133)
Net interest income (GAAP)		$130,097			$132,447			$74,330
Net interest margin (GAAP)		3.41%			3.48%			3.50%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Noninterest income
Service charges and fees on deposit accounts	$8,004	$8,414	$7,665	$6,337	$5,720
Wealth management revenue	5,827	6,034	5,584	5,782	5,201
Electronic banking fees	6,817	8,196	5,533	4,786	4,918
Mortgage banking revenue	9,160	14,420	4,439	1,595	1,405
Other fees for customer services	2,074	1,785	1,877	1,677	1,474
Gain on sale of investment securities	90	76	16	18	19
Gain on sale of branch offices	—	7,391	—	—	—
Other	6,038	7,948	2,656	702	682
Total noninterest income	$38,010	$54,264	$27,770	$20,897	$19,419

	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Operating expenses
Salaries and wages	$48,526	$47,936	$33,841	$26,887	$26,743
Employee benefits	11,722	9,695	6,724	6,240	7,147
Occupancy	7,392	7,644	5,462	5,514	4,905
Equipment and software	8,517	8,709	6,420	4,875	4,404
Outside processing and service fees	7,511	7,290	5,365	4,833	3,711
FDIC insurance premiums	1,406	2,813	1,849	1,338	1,407
Professional fees	1,968	2,304	1,472	1,020	1,036
Intangible asset amortization	1,513	1,843	1,292	1,195	1,194
Credit-related expenses	1,200	(1,029)	(371)	(1,331)	30
Transaction expenses	4,167	18,016	37,470	3,054	2,594
Other	10,274	9,081	6,620	5,460	5,716
Total operating expenses	$104,196	$114,302	$106,144	$59,085	$58,887

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	March 31, 2017	Dec. 31, 2016	Organic Growth - Three Months Ended March 31, 2017	Sept. 30, 2016	Talmer Merger Aug. 31, 2016	June 30, 2016	March 31, 2016	Organic Growth-Twelve Months Ended March 31, 2017

Composition of Loans
Commercial loan portfolio:
Commercial	$3,253,608	$3,217,300	1.1%	$3,199,576	$1,223,179	$1,953,301	$1,922,259	5.6%
Commercial real estate	4,097,771	3,973,140	3.1	3,733,377	1,589,900	2,157,733	2,143,051	17.0
Real estate construction	453,811	403,772	12.4	500,494	166,364	285,848	242,899	18.3
Subtotal - commercial loans	7,805,190	7,594,212	2.8	7,433,447	2,979,443	4,396,882	4,308,209	12.0
Consumer loan portfolio:
Residential mortgage	3,133,465	3,086,474	1.5	3,046,959	1,531,641	1,494,192	1,461,120	9.6
Consumer installment	1,481,057	1,433,884	3.3	1,335,707	158,835	1,048,622	897,078	47.4
Home equity	853,680	876,209	(2.6)	899,676	212,483	707,573	700,478	(8.5)
Subtotal - consumer loans	5,468,202	5,396,567	1.3	5,282,342	1,902,959	3,250,387	3,058,676	16.6
Total loans	$13,273,392	$12,990,779	2.2%	$12,715,789	$4,882,402	$7,647,269	$7,366,885	13.9%

	March 31, 2017	Dec. 31, 2016	Organic Growth - Three Months Ended March 31, 2017	Sept. 30, 2016	Talmer Merger Aug. 31, 2016	June 30, 2016	March 31, 2016	Organic Growth-Twelve Months Ended March 31, 2017
Composition of Deposits
Noninterest-bearing demand	$3,399,287	$3,341,520	1.7%	$3,264,934	$1,236,902	$2,007,629	$1,951,193	10.8%
Savings	1,752,040	1,662,115	5.4	1,650,276	549,428	1,107,558	1,080,940	11.3
Interest-bearing demand	2,900,546	2,825,801	2.6	3,316,635	894,748	1,819,865	2,005,053	—
Money market accounts	2,161,645	2,033,319	6.3	1,692,656	699,739	969,566	1,006,271	45.3
Brokered deposits	156,367	226,429	(30.9)	474,902	403,210	173,092	186,143	(232.6)
Other time deposits	2,762,462	2,783,938	(0.8)	2,873,459	1,510,591	1,386,936	1,420,516	(11.9)
Total deposits	$13,132,347	$12,873,122	2.0%	$13,272,862	$5,294,618	$7,464,646	$7,650,116	2.5%

	March 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016	March 31, 2016

Additional Data - Intangibles
Goodwill	$1,133,534	$1,133,534	$1,137,166	$286,867	$286,867
Loan servicing rights	64,604	58,315	51,393	9,677	10,478
Core deposit intangibles (CDI)	38,723	40,211	35,618	24,429	25,542
Noncompete agreements	125	—	82	164	246

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	March 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016	March 31, 2016
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$16,717	$13,178	$13,742	$14,577	$19,264
Commercial real estate	20,828	19,877	19,914	21,325	25,859
Real estate construction	79	80	80	496	546
Residential mortgage	6,749	6,969	5,119	5,343	5,062
Consumer installment	755	879	378	285	360
Home equity	2,713	3,351	2,064	1,971	2,328
Total nonaccrual loans(1)	47,841	44,334	41,297	43,997	53,419
Other real estate and repossessed assets	16,395	17,187	20,730	8,440	9,248
Total nonperforming assets	$64,236	$61,521	$62,027	$52,437	$62,667
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	2,646	11	221	3	370
Commercial real estate	700	277	739	3	—
Real estate construction	—	—	1,439	—	—
Residential mortgage	—	—	375	407	423
Home equity	1,169	995	628	1,071	679
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$4,515	$1,283	$3,402	$1,484	$1,472
(1) Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$78,268	$73,775	$71,506	$70,318	$73,328
Provision for loan losses	4,050	6,272	4,103	3,000	1,500
Net loan (charge-offs) recoveries:
Commercial	(1,999)	(336)	(150)	(1,153)	(3,115)
Commercial real estate	730	(280)	(154)	(187)	(440)
Real estate construction	(9)	36	(31)	—	(11)
Residential mortgage	(567)	(236)	(304)	8	(172)
Consumer installment	(1,310)	(823)	(1,137)	(486)	(602)
Home equity	(389)	(140)	(58)	6	(170)
Net loan charge-offs	(3,544)	(1,779)	(1,834)	(1,812)	(4,510)
Allowance for loan losses - end of period	78,774	78,268	73,775	71,506	70,318
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	—
Provision for loan losses	—	—	—	—	—
Allowance for loan losses - end of period	—	—	—	—	—
Total allowance for loan losses	$78,774	$78,268	$73,775	$71,506	$70,318
Net loan charge-offs as a percent of average loans (quarterly amounts annualized)	0.11%	0.06%	0.08%	0.10%	0.25%

	March 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016	March 31, 2016
Originated loans	$7,959,769	$7,458,401	$6,755,931	$6,378,934	$6,001,714
Acquired loans	5,313,623	5,532,378	5,959,858	1,268,335	1,365,171
Total loans	$13,273,392	$12,990,779	$12,715,789	$7,647,269	$7,366,885

Allowance for loan losses as a percent of:
Total originated loans	0.99%	1.05%	1.09%	1.12%	1.17%
Nonperforming loans	164.7%	176.5%	178.6%	162.5%	131.6%
Credit mark as a percent of unpaid principal balance on acquired loans	2.8%	3.1%	3.0%	4.1%	4.5%

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016

Non-GAAP Operating Results
Net Income
Net income, as reported	$47,604	$47,168	$11,484	$25,775	$23,605
Transactions expenses	4,167	18,016	37,470	3,054	2,594
Gain on sales of branch offices	—	(7,391)	—	—	—
Loan servicing rights change in fair valuation	519	(6,348)	1,236	—	—
Significant items	4,686	4,277	38,706	3,054	2,594
Income tax benefit (1)	(1,640)	(1,496)	(12,785)	(1,069)	(908)
Significant items, net of tax	3,046	2,781	25,921	1,985	1,686
Net income, excluding significant items	$50,650	$49,949	$37,405	$27,760	$25,291
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.67	$0.66	$0.23	$0.67	$0.60
Effect of significant items, net of tax	0.04	0.04	0.52	0.05	0.05
Diluted earnings per share, excluding significant items	$0.71	$0.70	$0.75	$0.72	$0.65
Return on Average Assets
Return on average assets, as reported	1.09%	1.09%	0.37%	1.10%	1.02%
Effect of significant items, net of tax	0.07	0.07	0.85	0.09	0.07
Return on average assets, excluding significant items	1.16%	1.16%	1.22%	1.19%	1.09%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	7.4%	7.4%	2.9%	10.0%	9.3%
Effect of significant items, net of tax	0.4	0.4	6.7	0.7	0.6
Return on average shareholders' equity, excluding significant items	7.8%	7.8%	9.6%	10.7%	9.9%
Efficiency Ratio
Net interest income	$130,097	$132,447	$96,809	$77,495	$74,330
Noninterest income	38,010	54,264	27,770	20,897	19,419
Total revenue - GAAP	168,107	186,711	124,579	98,392	93,749
Net interest income FTE adjustment	3,068	2,945	2,426	2,138	2,133
Loan servicing rights change in fair value (gains)losses	519	(6,348)	1,236	—	—
Gain on sales of branch offices	—	(7,391)	—	—	—
Gains from sale of investment securities gains and closed branch locations	(90)	(76)	(301)	(123)	(169)
Total revenue - Non-GAAP	$171,604	$175,841	$127,940	$100,407	$95,713
Operating expenses - GAAP	$104,196	$114,302	$106,144	$59,085	$58,887
Transaction expenses	(4,167)	(18,016)	(37,470)	(3,054)	(2,594)
Amortization of intangibles	(1,513)	(1,843)	(1,292)	(1,195)	(1,194)
Operating expenses - Non-GAAP	$98,516	$94,443	$67,382	$54,836	$55,099
Efficiency ratio - GAAP	62.0%	61.2%	85.2%	60.1%	62.8%
Efficiency ratio - adjusted Non-GAAP	57.4%	53.7%	52.7%	54.6%	57.6%
(1) Assumes transaction expenses and other significant items are deductible at an income tax rate of 35%, except for the impact of estimated nondeductible expenses incurred in periods when the Corporation completes merger and acquisition transactions.

Chemical Financial Corporation Announces 2017 First Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	March 31, 2017	Dec 31, 2016	Sept 30, 2016	June 30, 2016	March 31, 2016
Tangible Book Value
Shareholders' equity, as reported	$2,600,051	$2,581,526	$2,563,666	$1,050,299	$1,032,291
Goodwill, CDI and noncompete agreements, net of tax	(1,154,915)	(1,155,617)	(1,154,121)	(297,044)	(297,821)
Tangible shareholders' equity	$1,445,136	$1,425,909	$1,409,545	$753,255	$734,470
Common shares outstanding	71,118	70,599	70,497	38,267	38,248
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$36.56	$36.57	$36.37	$27.45	$26.99
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$20.32	$20.20	$19.99	$19.68	$19.20

Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$17,636,973	$17,355,179	$17,383,637	$9,514,172	$9,303,632
Goodwill, CDI and noncompete agreements, net of tax	(1,154,915)	(1,155,617)	(1,154,121)	(297,044)	(297,821)
Tangible assets	$16,482,058	$16,199,562	$16,229,516	$9,217,128	$9,005,811
Shareholders' equity to total assets	14.7%	14.9%	14.7%	11.0%	11.1%
Tangible shareholders' equity to tangible assets	8.8%	8.8%	8.7%	8.2%	8.2%